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                                  EXHIBIT 99.1
                                  ------------


                                                    VORNADO REALTY TRUST
                                                    Park 80 West, Plaza II
                                                 Saddle Brook, New Jersey 07663



FOR IMMEDIATE RELEASE - AUGUST 21, 1997
---------------------------------------

    SADDLE BROOK, NEW JERSEY.......VORNADO REALTY TRUST (NYSE:VNO)
announced today that it has entered into an agreement with the borrower to restructure the 90 Park Avenue mortgage, curing the borrower's defaults. As part of the restructuring, Vornado took title to the land and obtained a long-term operating lease for the building which entitles Vornado to receive the building's cash flow. 90 Park Avenue is an 875,000 square foot office building in Manhattan.

    Vornado Realty Trust is a fully-integrated equity real estate investment trust.


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